UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, the compensation committee (the “Committee”) of the board of directors (the “Board”) of Agios Pharmaceuticals, Inc. (the “Company”) adopted a Severance Benefits Plan (the “Severance Plan”). The Severance Plan became effective on April 22, 2016 (the “Effective Date”) and applies to the Company’s chief executive officer (“CEO”); chief scientific officer, chief medical officer, chief commercial officer and chief financial officer (each a “C-level Employee”); and certain senior vice presidents and other employees designated from time to time by the Board or a committee thereof designated by the Board (each an “Additional Covered Employee” and, collectively with the CEO and C-level Employees, the “Participants”). The Committee adopted the Severance Plan to promote stability and continuity of the Company’s senior management, to help preserve employee morale and productivity and to encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of the Company.

The Severance Plan provides for severance benefits in the event of a termination of a Participant’s employment by the Company without cause (as defined) or by such Participant for good reason (as defined) either (i) before or more than 18 months after a change of control (as defined), or (ii) within 18 months following a change of control. Except as specifically provided below, the severance benefits set forth in the Severance Plan supersede any severance benefits set forth in any award agreements and/or employment offer letters with a Participant.

Under the terms of the Severance Plan, subject to the execution and effectiveness of a release of claims against the Company, if a Participant’s employment is terminated by the Company without cause or by such Participant for good reason prior to or more than 18 months following a change of control:

•	the Company will be obligated (A) to pay an amount equal to the Participant’s (i) then-current monthly base salary for a period of 12 months and 100% of his or her target annual cash incentive bonus in a lump sum, in the case of the CEO or other C-level Employees, or (ii) then-current monthly base salary for a period of nine months and 75% of his or her target annual cash incentive bonus in a lump sum, in the case of Additional Covered Employees; and (B) subject to certain exceptions, to contribute to the cost of COBRA coverage for health and dental insurance on the same basis as the Company’s contribution to Company-provided health and dental insurance coverage in effect for active employees with the same coverage elections for a period of (i) 12 months, in the case of the CEO or C-level Employees, or (ii) nine months, in the case of Additional Covered Employees; and

•	there will be no vesting acceleration for any equity award made to Participants on or after the Effective Date, and for any equity awards granted prior to the Effective Date, the treatment of such equity awards shall be dictated by the applicable terms, if any, of the award agreements and/or employment offer letter between such Participant and the Company.

Under the terms of the Severance Plan, subject to the execution and effectiveness of a release of claims against the Company, if a Participant’s employment is terminated by the Company without cause or by the Participant for good reason within 18 months following a change of control:

•	the Company will be obligated (A) to pay an amount equal to the Participant’s (i) then-current monthly base salary for a period of 24 months and 200% of his or her target annual cash incentive bonus in a lump sum, in the case of the CEO; (ii) then-current monthly base salary for a period of 12 months and 100% of his or her target annual cash incentive bonus in a lump sum, in the case of C-level Employees; or (iii) then-current monthly base salary for a period of nine months and 75% of his or her target annual cash incentive bonus in a lump sum, in the case of Additional Covered Employees; and (B) subject to certain exceptions, to contribute to the cost of COBRA coverage for health and dental insurance on the same basis as the Company’s contribution to Company-provided health and dental insurance coverage in effect for active employees with the same coverage elections for a period of (i) 24 months, in the case of the CEO; (ii) 12 months in the case of C-level Employees; or (iii) nine months, in the case of Additional Covered Employees; and

•	any unvested equity awards shall become fully vested; provided that the treatment for a Participant’s equity awards granted prior to the Effective Date shall be governed by the applicable terms, if any, of the award agreements and/or employment offer letter between such the Company and such Participant.

The Severance Plan does not obligate the Company to make any tax gross up payments to Participants so as to eliminate “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”). If the severance payments under the Severance Plan would trigger an excise tax under Sections 280G and 4999 of the Code, the severance payments would be reduced to a level at which the excise tax is not triggered, unless the Participant would receive a greater amount without such reduction after taking into account the excise tax and other federal and state taxes.

The Severance Plan will be administered by the Board or a committee thereof designated by the Board. The Board may amend, modify, or terminate the Severance Plan at any time in its sole discretion; provided that (a) any such amendment, modification or termination made prior to a change of control that adversely affects the rights of any Participant must be unanimously approved by the Board, (b) no such amendment, modification or termination may affect the rights of a Participant then receiving payments or benefits under the Severance Plan without the consent of such Participant, and (c) no such amendment, modification or termination made after a change of control will be effective for one year. The Board intends to review the Severance Plan at least annually.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, a copy of which is attached hereto and filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are included in this report:

Exhibit No.	Description

10.1	Agios Pharmaceuticals, Inc. Severance Benefits Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: April 22, 2016	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agios Pharmaceuticals, Inc. Severance Benefits Plan.